Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Craftmade International, Inc.
Coppell, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Craftmade International, Inc. of our report dated September 22, 2008, relating to the consolidated financial statements and financial statement schedule which appear in Craftmade International Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
June 17, 2009